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EXHIBIT 99.2

        VALENTIA TELECOMMUNICATIONS
eircom FUNDING
eircom LIMITED
VALENTIA HOLDINGS LIMITED

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE
ALL OUTSTANDING 7.25% SENIOR NOTES DUE 2013
OF VALENTIA TELECOMMUNICATIONS ("VALENTIA") AND ALL OUTSTANDING 8.25% SENIOR SUBORDINATED NOTES DUE 2013 OF eircom FUNDING FOR NOTES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")

        PURSUANT TO THE PROSPECTUS, DATED OCTOBER    •    , 2003 OF
VALENTIA TELECOMMUNICATIONS, eircom FUNDING, eircom LIMITED
AND VALENTIA HOLDINGS LIMITED (THE "PROSPECTUS")

        This form or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) of Valentia or eircom Funding, made pursuant to the Prospectus, if certificates for the outstanding 7.25% senior notes due 2013 of Valentia ("Outstanding Senior Notes"), outstanding 8.25% euro senior subordinated notes due 2013 of eircom Funding (the "Outstanding Euro Senior Subordinated Notes") or certificates for the 8.25% dollar senior subordinated notes due 2013 of eircom Funding (the "Outstanding Dollar Senior Subordinated Notes" together with the Outstanding Euro Senior Subordinated Notes, the "Outstanding Senior Subordinated Notes" and together with the Outstanding Euro Senior Subordinated Notes and the Outstanding Senior Notes, the "Outstanding Notes") are not immediately available or if such certificates and all other required documents cannot be delivered on or prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis or any other documents required by the Letter of Transmittal cannot be delivered to The Bank of New York (the "Exchange Agent") prior to 12:00 midnight, New York City time, on the Expiration Date of the Exchange Offer at the applicable address set forth below. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent at the applicable address and facsimile number set forth below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.

          THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON NOVEMBER      •    , 2003, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

Outstanding Senior Notes or Outstanding Euro Senior Subordinated Notes	Outstanding Dollar Senior Subordinated Notes
By Registered or Certified Mail or Hand or Overnight Delivery:	By Registered or Certified Mail or Hand or Overnight Delivery:
The Bank of New York 30 Canon Street London EC4M 6XH Attention: Julie McCarthy	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7E New York, NY 10286 Attention: Giselle Guadalupe
Facsimile Transmission: +44 20 7964 6513	Facsimile Transmission: +1 212 298 1915
Confirm by Telephone: +44 20 7964 7294	Confirm by Telephone: +1 212 815 6331

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Valentia or eircom Funding, as the case may be, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which are hereby acknowledged, and which together constitute the offer (the "Exchange Offer") from Valentia to exchange all of its outstanding 7.25% senior notes due 2013 ("Outstanding Senior Notes") for a like aggregate principal amount of 7.25% senior notes due 2013 ("Exchange Senior Notes") that have been registered under the Securities Act and from eircom Funding to exchange all of its outstanding 8.25% euro senior subordinated notes due 2013 ("Outstanding Euro Senior Subordinated Notes") for a like aggregate principal amount of 8.25% euro senior subordinated notes due 2013 ("Exchange Euro Senior Subordinated Notes") that have been registered under the Securities Act and all of its outstanding 8.25% dollar senior subordinated notes due 2013 ("Outstanding Dollar Senior Subordinated Notes" and together with the Outstanding Euro Senior Subordinated Notes, the "Outstanding Senior Subordinated Notes") for a like aggregate principal amount of 8.25% senior subordinated notes due 2013 ("Exchange Dollar Senior Subordinated Notes" and together with the Exchange Euro Senior Subordinated Notes, the "Exchange Senior Subordinated Notes") that have been registered under the Securities Act, the principal amount of Outstanding Senior Notes, Outstanding Euro Senior Subordinated Notes or Outstanding Dollar Senior Subordinated Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

        The undersigned understands and acknowledges that the Exchange Offer will expire at 12:00 midnight, New York City time, on November     •    , 2003, unless extended by Valentia or eircom Funding, as the case may be. With respect to the Exchange Offer, "Expiration Date" means 12:00 midnight, New York City time, on November     •    , 2003, or if the Exchange Offer is extended, the latest time and date to which the Exchange Offer is so extended by either Valentia or eircom Funding.

        All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

HOLDERS WHO WISH TO TENDER MORE THAN ONE SERIES OF NOTES USING THIS NOTICE OF GUARANTEED DELIVERY SHOULD COMPLETE SEPARATE NOTICES FOR EACH OF THE OUTSTANDING SENIOR NOTES, OUTSTANDING EURO SENIOR SUBORDINATED NOTES AND OUTSTANDING DOLLAR SENIOR SUBORDINATED NOTES, AS APPLICABLE.

SIGNATURES

Signature of Owner

Signature of Owner (if more than one)

Date:

        This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for the Outstanding Senior Notes or Outstanding Senior Subordinated Notes, as the case may be, or on a security position listing as the owner of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes, as the case may be, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information. Holders that wish to tender more than one series of Outstanding Notes using this Notice of Guaranteed Delivery should complete separate Notices of Guaranteed Delivery for each series.

Name(s):

(Please print)
Address:

(Include Zip Code)
Area Code and Telephone No:
Capacity (full title), if signing in a representative capacity:
Taxpayer Identification or Social Security No:

Principal amount of Outstanding Senior Notes Exchanged:	€
Principal amount of Outstanding Euro Senior Subordinated Notes Exchanged:	€
Principal amount of Outstanding Dollar Senior Subordinated Notes Exchanged:	$
Certificate Nos. of Outstanding Senior Notes (if available):
Certificate Nos. of Outstanding Euro Senior Subordinated Notes (if available):
Certificate Nos. of Outstanding Dollar Senior Subordinated Notes (if available):

        IF OUTSTANDING SENIOR NOTES, OUTSTANDING EURO SENIOR SUBORDINATED NOTES OR OUTSTANDING DOLLAR SENIOR SUBORDINATED NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER, PROVIDE THE EUROCLEAR SA, CLEARSTREAM BANKING SA OR DEPOSITORY TRUST COMPANY (TOGETHER THE "BOOK-ENTRY TRANSFER FACILITIES") ACCOUNT NO:

Account No. for Outstanding Senior Notes (if applicable):
Name of Book-Entry Transfer Facility:
Account No. for Outstanding Euro Senior Subordinated Notes (if applicable):
Name of Book-Entry Transfer Facility:
Account No. for Outstanding Dollar Senior Subordinated Notes (if applicable):
Name of Book-Entry Transfer Facility:

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

        The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the certificates representing the principal amount of Outstanding Senior Notes or Outstanding Senior Subordinated Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Outstanding Senior Notes or Outstanding Senior Subordinated Notes into the Exchange Agent's account at the relevant Book-Entry Transfer Facility pursuant to the procedures set forth in "Exchange Offer—Guaranteed Delivery Procedures" section of the Prospectus, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantee and any other documents required by such letter of transmittal, will be received by the Exchange Agent at the applicable address set forth above, no later than 12:00 midnight, New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of Firm:
Address:

(Include Zip code)

Area Code and Telephone No:

(Authorized Signature)
Name:
(Please Print)
Title:
Date:

NOTE: DO NOT SEND OUTSTANDING SENIOR NOTE OR OUTSTANDING SENIOR SUBORDINATED NOTE CERTIFICATES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING SENIOR NOTES OR OUTSTANDING SENIOR SUBORDINATED NOTES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

        A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at the applicable address set forth above prior to 12:00 midnight, New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holder of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered or certified mail properly insured, with return receipt requested, is recommended. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal.

2.
SIGNATURES OF THIS NOTICE OF GUARANTEED DELIVERY.

        If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes referred to herein, the signature must correspond with the name(s) written on the face of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes, as the case may be, without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Outstanding Senior Notes or Outstanding Senior Subordinated Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Senior Notes or Outstanding Senior Subordinated Notes, as the case may be.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Senior Notes or Outstanding Senior Subordinated Notes listed or a participant of a Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Outstanding Senior Notes or Senior Subordinated Notes, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Outstanding Senior Notes or Outstanding Senior Subordinated Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and unless waived by Valentia or eircom Funding, as the case may be, evidence satisfactory to Valentia or eircom Funding, as the case may be, of their authority to so act must be submitted with the Letter of Transmittal.

3.
REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

        Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the applicable address set forth above. Holders of Outstanding Senior Notes or Outstanding Senior Subordinated Notes may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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HOLDERS WHO WISH TO TENDER MORE THAN ONE SERIES OF NOTES USING THIS NOTICE OF GUARANTEED DELIVERY SHOULD COMPLETE SEPARATE NOTICES FOR EACH OF THE OUTSTANDING SENIOR NOTES, OUTSTANDING EURO SENIOR SUBORDINATED NOTES AND OUTSTANDING DOLLAR SENIOR SUBORDINATED NOTES, AS APPLICABLE.
SIGNATURES
GUARANTEE OF DELIVERY (Not to be used for signature guarantee)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY